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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" that is incorporated by reference from the Post-Effective Amendement No. 2 to the Registration Statement (Form S-3, No. 333-59001-99) of Transocean Sedco Forex Inc. in the Registration Statement (Form S-3) of Transocean Sedco Forex Inc. for the registration of $50,938,800 in debt securities and ordinary shares and to the incorporation by reference therein of our report dated January 31, 2000, with respect to the consolidated balance sheet as of December 31, 1999, and the related combined statements of operations, equity and cash flows and schedule for the year then ended of Transocean Sedco Forex Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.




                                                           /s/ Ernst & Young LLP


Houston, Texas
May 22, 2000